N        E        W        S                          R        E        L        E        A        S        E

Contact:
PSS World Medical
Investor Relations
904-332-3287

PSS WORLD MEDICAL REPORTS RESULTS FOR
FISCAL YEAR 2012 SECOND QUARTER

Second Quarter Highlights:
•	Consolidated net sales growth of 5.2%
o	Physician Business net sales growth of 9.7%
o	Elder Care Business net sales decline of 5.2%
•	Consolidated earnings per diluted share of $0.37
•	Consolidated cash flow from operations of $22.6 million
•	Consolidated return on committed capital of 38.7%

Jacksonville, Florida (October 27, 2011) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced today its results for the fiscal year 2012 second quarter ended September 30, 2011.

President and Chief Executive Officer, Gary A. Corless commented, “Our company’s Purpose is to strengthen the clinical success and financial health of caregivers by solving their biggest problems.  This quarter, we focused and quantified that Purpose by defining and launching a new Mission statement to directly address our customers’ greatest challenge, their financial health.  We have committed to improving their overall financial performance by 20%.”

“The financial viability of our nation’s caregivers is critical to the care they deliver and the future of our healthcare system,” added Corless.  “This bold and unique Mission we are undertaking is an opportunity to leverage the largest, most highly trained sales force with the broadest offering of products and services to effect significant and positive change for caregivers, as well as profitable growth for our shareholders.  This, combined with the successful momentum of our core business strategies, we believe will drive the achievement of our financial goals for the year, including our fiscal 2012 goal for earnings per share of $1.46 - $1.50.”

Net sales for the three months ended September 30, 2011, were $521.8 million, an increase of 5.2%, compared with net sales of $496.2 million for the three months ended October 1, 2010.  Net sales for the three months ended September 30, 2011, for the Physician Business increased by 9.7% and decreased by 5.2% for the Elder Care Business.  Income from operations for the three months ended September 30, 2011, was $36.3 million compared with income from operations for the three months ended October 1, 2010, of $35.4 million.  Net income for the three months ended September 30, 2011, was $20.0 million, or $0.37 per diluted share, compared with net income for the three months ended October 1, 2010, of $19.6 million, or $0.35 per diluted share.  Each of the three-month periods during the second quarter of fiscal years 2012 and 2011 included 63 sales days.

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PSSI Reports Results For Fiscal 2012 Second Quarter

October 27, 2011

Net sales for the six months ended September 30, 2011, were $1,035.4 million, an increase of 6.2%, compared with net sales of $975.0 million for the six months ended October 1, 2010.  Net sales for the six months ended September 30, 2011, for the Physician Business increased by 10.8% and decreased by 4.0% for the Elder Care Business.  Income from operations for the six months ended September 30, 2011, was $62.8 million compared with income from operations for the six months ended October 1, 2010, of $60.7 million.  Net income for the six months ended September 30, 2011, increased by 2.7% to $34.2 million, or $0.61 earnings per diluted share, compared with net income for the six months ended October 1, 2010, of $33.3 million, or $0.59 earnings per diluted share.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “The Company continued to execute well on our core strategies in the second quarter of fiscal 2012, offsetting very sluggish healthcare system utilization with share gains, operating improvements, and accretive deployment of capital.  Second quarter operating margin, earnings per share, and return on committed capital were at or near historic highs, despite revenue growth challenges brought on by ongoing economic headwinds.

“Taking a stand on the side of the nation’s caregivers and committing to improve their financial performance is the right thing to do,” Bronson continued.  “It will also afford us the opportunity to showcase and exploit our unique competitive advantages, which we believe will reward our shareholders with profitable growth.”

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2012 second quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s website, www.pssworldmedical.com, under the heading “Events and Presentations,” on October 27, 2011, beginning at 8:30 a.m. Eastern time.

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2012 Second Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com.  Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “Events and Presentations.”  If you should need assistance accessing the information, please call Investor Relations at 904-332-3287.

PSS World Medical, Inc. is a national distributor of medical products to physicians and extended care providers through its two business units.  Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others.  These statements involve a number of risks and uncertainties, many of which are outside the control of the Company.  Actual results may differ materially from those identified in the forward-looking statements.  Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic and political conditions; our and our customers’ ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of recently enacted healthcare laws; consolidation of healthcare providers; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to successfully execute our mergers and acquisitions strategy; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel and other commodity prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers’ business; we may be deemed to infringe other persons intellectual property; our and our customers’ businesses are subject to numerous federal, state and foreign laws and regulations that could impact our and their financial condition and results of operations; general business, competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. PSS World Medical, Inc. assumes no obligation to update the information in this release except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSSI Reports Results For Fiscal 2012 Second Quarter

October 27, 2011

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statement of Operations
(in millions, except per share and share data)

	For the Three Months Ended		For the Six Months Ended
	September 30,	October 1,	September 30,	October 1,
	2011	2010	2011	2010
Net sales	$521.8	$496.2	$1,035.4	$975.0
Cost of goods sold	354.7	339.1	707.5	670.0
Gross profit	167.1	157.1	327.9	305.0
General and administrative expenses	94.5	87.4	193.5	177.4
Selling expenses	36.3	34.3	71.6	66.9
Income from operations	36.3	35.4	62.8	60.7

Other (expense) income:
Interest expense	(4.7)	(4.2)	(9.2)	(8.4)
Interest income	0.1	-	0.1	0.1
Other income	0.4	0.5	1.0	1.0
Other expense	(4.2)	(3.7)	(8.1)	(7.3)

Income before provision for income taxes	32.1	31.7	54.7	53.4
Provision for income taxes	12.0	12.0	20.4	19.9
Net income	20.1	19.7	34.3	33.5
Net income attributable to noncontrolling interest	0.1	0.1	0.1	0.2
Net income attributable to PSS World Medical, Inc.	$20.0	$19.6	$34.2	$33.3

Earnings per common share attributable to PSS World Medical, Inc.:
Basic	$0.38	$0.36	$0.64	$0.60
Diluted	$0.37	$0.35	$0.61	$0.59

Weighted average shares (in thousands):
Basic	52,309	54,985	53,237	55,539
Diluted	53,956	55,887	55,672	56,905

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PSSI Reports Results For Fiscal 2012 Second Quarter

October 27, 2011

PSS World Medical, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions except share data)

	September 30,	April 1,
	2011	2011

ASSETS
Current Assets:
Cash and cash equivalents	$34.8	$29.3
Accounts receivable, net	244.6	247.2
Inventories	229.4	213.2
Prepaid expenses and other	50.7	54.9
Total current assets	559.5	544.6

Property and equipment, net	100.2	102.4

Other Assets:
Goodwill	174.0	167.1
Intangibles, net	40.3	41.9
Other	90.8	95.7
Total assets	$964.8	$951.7

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$151.5	$128.1
Accrued expenses	41.8	37.2
Revolving line of credit and current portion of long-term debt	50.4	0.8
Other	22.4	33.1
Total current liabilities	266.1	199.2
Long-term debt, excluding current portion	200.2	195.7
Other noncurrent liabilities	93.4	110.2
Total liabilities	559.7	505.1

Equity:
PSS World Medical, Inc. shareholders' equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized,
52,704,672 and 55,465,600 shares issued and outstanding
as of September 30, 2011 and April 1, 2011, respectively	0.5	0.5
Additional paid-in capital	47.1	122.9
Retained earnings	353.8	319.6
Total PSS World Medical, Inc. shareholders' equity	401.4	443.0
Noncontrolling interest	3.7	3.6
Total equity	405.1	446.6
Total liabilities and equity	$964.8	$951.7

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PSSI Reports Results For Fiscal 2012 Second Quarter

October 27, 2011

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended		Six Months Ended
	September 30,	October 1,	September 30,	October 1,
	2011	2010	2011	2010
Cash Flows From Operating Activities:
Net income	$20.1	$19.6	$34.3	$33.5
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	6.6	6.1	13.1	12.0
Amortization of debt discount and issuance costs	2.5	2.3	5.0	4.6
Amortization of intangible assets	2.1	1.5	4.2	2.9
Noncash compensation expense	1.6	2.6	3.7	5.3
Benefit for deferred income taxes	(3.1)	(2.4)	(2.4)	(2.8)
Provision for doubtful accounts	0.2	0.6	0.7	0.8
Provision for deferred compensation	0.2	0.4	0.5	0.8
Changes in operating assets and liabilities, net of effects
from business combinations:
Accounts receivable, net	(6.8)	(10.1)	3.4	(3.8)
Inventories	(6.3)	(3.2)	(15.7)	(1.7)
Prepaid expenses and other current assets	1.9	(12.7)	(5.2)	(13.8)
Other assets	(3.4)	(2.2)	(5.6)	(4.1)
Accounts payable	5.9	11.6	23.3	12.5
Accrued expenses and other liabilities	1.1	(2.5)	(1.8)	(7.7)
Net cash provided by operating activities	22.6	11.6	57.5	38.5

Cash Flows From Investing Activities:
Capital expenditures	(6.3)	(3.6)	(10.9)	(8.0)
Payments for business acquisitions, net of cash acquired	(10.1)	(6.4)	(10.3)	(6.5)
Payment for investment in variable interest entity, net of cash	-	-	-	(3.3)
Other	-	(0.3)	(0.1)	(0.5)
Net cash used in investing activities	(16.4)	(10.3)	(21.3)	(18.3)

Cash Flows From Financing Activities:
Proceeds from borrowings on the revolving line of credit	101.4	17.2	131.6	17.2
Repayments on the revolving line of credit	(71.9)	(17.2)	(81.6)	(17.2)
Purchase and retirement of common stock	(23.1)	(38.7)	(80.9)	(51.7)
Excess tax benefits from share-based compensation arrangements	0.1	0.6	1.3	1.1
Payment of contingent consideration on business acquisition	-	-	(1.0)	-
Payments under capital lease obligations	(0.2)	(0.2)	(0.4)	(0.5)
Proceeds from exercise of stock options	-	0.6	0.3	0.9
Other	-	0.2	-	0.1
Net cash provided by (used in) financing activities	6.3	(37.5)	(30.7)	(50.1)

Net increase (decrease) in cash and cash equivalents	12.5	(36.2)	5.5	(29.9)
Cash and cash equivalents, beginning of period	22.3	59.1	29.3	52.8
Cash and cash equivalents, end of period	$34.8	$22.9	$34.8	$22.9

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